Exhibit 99.1

DIRTT Adopts Shareholder Rights Plan and Enters Into Support Agreement

CALGARY, Alberta, March 22, 2024 (GLOBE NEWSWIRE) – DIRTT Environmental Solutions Ltd. (TSX: DRT; OTC: DRTTF), a leader in industrialized construction, announced today that its Board of Directors has adopted the shareholder rights plan announced on March 19, 2024 and has also entered into a support agreement with DIRTT’s largest shareholder, 22NW Fund, LP.

As previously announced, the rights plan is substantially similar to the rights plan adopted by the Company in 2021 and is intended to limit further concentration of ownership of the company. While the rights plan has been approved by the Board of Directors with one director dissenting and is now in effect, it remains subject to shareholder ratification within six months of its adoption. The date and time of the special meeting of shareholders to ratify the rights plan will be announced by the Company at a future date and is expected to be in the third quarter of 2024.

If the rights plan is not ratified by shareholders, the rights plan and any rights issued thereunder will cease at that time. The rights plan is not being adopted in response to any specific proposal to acquire control of the Company, and the board is not aware of any pending or potential take-over bid for the Company.

Under the support agreement, among other things, 22NW Fund, LP has agreed to certain voting and standstill obligations, including voting in favor of the ratification of the rights plan and voting in favor of the management director nominees at each of the next two annual general meetings of the Company. The full text of the rights plan and support agreement will be available on the Company’s profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov.

ABOUT DIRTT

DIRTT is a leader in industrialized construction. DIRTT’s system of physical products and digital tools empowers organizations, together with construction and design leaders, to build high-performing, adaptable, interior environments. Operating in the workplace, healthcare, education, and public sector markets, DIRTT’s system provides total design freedom, and greater certainty in cost, schedule, and outcomes. DIRTT’s interior construction solutions are designed to be highly flexible and adaptable, enabling organizations to easily reconfigure their spaces as their needs evolve. Headquartered in Calgary, AB Canada, DIRTT trades on the Toronto Stock Exchange under the symbol “DRT”.

IMPORTANT ADDITIONAL INFORMATION

DIRTT intends to file proxy statements with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 annual meeting of shareholders and its special meeting of shareholders (collectively, the “Meetings”). DIRTT, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from shareholders in respect of the Meetings. Information regarding the names of DIRTT’s directors and executive officers and their respective interests in DIRTT by security holdings or otherwise is set forth in DIRTT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 21, 2024, and DIRTT’s proxy statement for the 2023 annual meeting of shareholders, as filed with the SEC on April 14, 2023. To the extent holdings of such participants in DIRTT’s securities are not reported, or have changed since the amounts described, in the 2023 proxy statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the SEC’s website, www.sec.gov. Details concerning the proposed rights plan will be included in the Company’s proxy statements. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENTS AND ANY SUPPLEMENTS THERETO WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the Company’s definitive proxy statements and other relevant documents filed by DIRTT free of charge from the SEC’s website, www.sec.gov. DIRTT’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statements and other relevant filed documents by directing a request by mail to DIRTT Environmental Solutions Ltd., 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6 or at ir@dirtt.com or from the investor relations section of DIRTT’s website, www.dirtt.com/investors.

FOR FURTHER INFORMATION, PLEASE CONTACT

DIRTT Investor Relations at ir@dirtt.com

FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release are “forward-looking statements” within the meaning of “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 and “forward-looking information” within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact included in this news release are forward-looking statements. When used in this news release, the words “anticipate,” “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In particular, and without limitation, this news release contains forward-looking information pertaining to the benefits of the Rights Plan and the Support Agreement for the Company and its shareholders, the ratification of the Rights Plan by the Company’s shareholders and the timing thereof, and certain obligations of 22NW Fund, LP under the Support Agreement.

Forward-looking statements are based on certain estimates, beliefs, expectations, and assumptions made in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that may be appropriate. Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed or implied in such statements. Due to the risks, uncertainties, and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. Factors that could have a material adverse effect on our business, financial condition, results of operations and growth prospects include, but are not limited to, risks described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC and applicable securities commissions or similar regulatory authorities in Canada on February 21, 2024. Our past results of operations are not necessarily indicative of our future results. You should not rely on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. We undertake no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under applicable securities laws. We qualify all of our forward-looking statements by these cautionary statements.